UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Biora Therapeutics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

4330 La Jolla Village Drive, Suite 300, San Diego, CA 92122

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 9, 2024

To the Stockholders of Biora Therapeutics:

Biora Therapeutics, Inc. (the “Company”) will hold a Special Meeting of Stockholders (the “Special Meeting”) on Wednesday, October 9, 2024 at 10:00 a.m. Pacific Time. The Special Meeting will be a virtual meeting conducted exclusively online via live audio webcast at the unique link that will be emailed to you approximately one hour prior to the meeting after you register in advance at www.proxydocs.com/BIOR. The Special Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

(1)	To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a reverse stock split ratio ranging from to , inclusive (“Proposal 1”);

(2)

To approve an amendment to our Certificate of Incorporation to effect a reduction in the total number of authorized shares of our common stock as illustrated in the table under the caption “Relationship Between the Reverse Stock Split Ratio and the Authorized Shares Reduction” (which is conditioned on approval and implementation of Proposal 1) (“Proposal 2”);

(3)	To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies (“Proposal 3”); and

(4)	To transact any other matters that may properly come before the Special Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed September 10, 2024 as the record date. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof.

Instructions for accessing the virtual Special Meeting are provided in the Proxy Statement. To attend the virtual Special Meeting, stockholders must register by 2:00 p.m. Pacific Time on October 8, 2024. In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Special Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Special Meeting, the meeting chair or secretary will convene the meeting at 11:00 a.m. Pacific Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at https://investors.bioratherapeutics.com/.

By Order of the Board of Directors,

/s/ Adi Mohanty
Adi Mohanty
Chief Executive Officer and Director
San Diego, California
, 2024

Whether or not you expect to participate in the virtual Special Meeting, please vote as promptly as possible in order to ensure your representation at the Special Meeting. You may vote by mail, online or telephone by following the instructions on the proxy card or the voting instruction form you received.

LEGAL MATTERS

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on October 9, 2024. The Proxy Statement is available at www.proxydocs.com/BIOR.

Forward-Looking Statements. The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact included in the Proxy Statement are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.

Use of Trademarks. Biora Therapeutics is the trademark of Biora Therapeutics, Inc. Other names and brands may be claimed as the property of others.

4330 La Jolla Village Drive, Suite 300, San Diego, CA 92122

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING

Why Are We Holding a Special Meeting?

We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Biora Therapeutics, Inc. (“we,” “us,” “our” or the “Company”) for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held virtually on October 9, 2024 at 10:00 a.m. Pacific Time, or at any other time following adjournment or postponement thereof. We are holding the Special Meeting in order to obtain the stockholder approval necessary to effect a reverse stock split (and a reduction in the total number of authorized shares of our common stock) to increase the per share trading price of our common stock in order to maintain our listing on the Nasdaq Stock Market (“Nasdaq”). You are invited to participate in the Special Meeting and to vote on the proposals described in this Proxy Statement. The proxy materials are first being mailed to stockholders on or about    , 2024.

Why Are We Holding the Meeting Virtually?

We have adopted a virtual meeting format for the Special Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications and lowers our costs while reducing the environmental impact of the meeting. In structuring our virtual Special Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.

Who Can Vote?

Only stockholders of record at the close of business on September 10, 2024 (the “Record Date”) are entitled to notice of the Special Meeting and to vote on the proposals described in this Proxy Statement. At the close of business on the Record Date,     shares of our common stock, par value $0.001 per share (the “common stock”), were issued and outstanding.

In light of the urgent need to schedule the Special Meeting in order to maintain our listing on Nasdaq, as described above, we could not initiate the inquiry required by Rule 14a-13(a)(1), promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a full 20 business days prior to the Record Date. In accordance with SEC rules, we initiated that inquiry as soon as we established the Record Date for the Special Meeting. We have received assurance that the broker inquiry required by Exchange Act Rule 14a-13(a)(1) that has been conducted on our behalf has produced a complete data set of stockholders, banks and brokers as of the Record Date.

What Is the Difference between Holding Shares as a Registered Stockholder and as a Beneficial Owner?

Registered Stockholder: Shares Registered in Your Name

If your shares of common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered to be, with respect to those shares of common stock, the registered stockholder, and these proxy materials are being sent directly to you by us.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If your shares of common stock are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares of common stock held in “street name,” and these proxy materials are being forwarded to you from that broker, fiduciary or custodian.

How Can I Participate in the Virtual Special Meeting?

Stockholders of record as of the close of business on the Record Date are entitled to participate in and vote at the Special Meeting. To participate in the Special Meeting, including to vote, ask questions and view the list of registered stockholders as of the Record Date during the meeting, stockholders will need to register in advance following the instructions below.

We will endeavor to answer as many stockholder-submitted questions as time permits that relate to the proposals to be voted on at the Special Meeting and that comply with the Special Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to the proposals to be voted on. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

The meeting webcast will begin promptly at 10:00 a.m. Pacific Time. Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the technical support number that will be included in the email containing your access link to the meeting. Additional information regarding the rules and procedures for participating in the Special Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.

Meeting Registration Process for Registered Stockholders

If your shares are registered directly in your name with our transfer agent, you can register for the Special Meeting at www.proxydocs.com/BIOR by following the instructions on the website. You must register by 2:00 p.m. Pacific Time on October 8, 2024. As part of the registration process, you will be asked to enter the control number located on your proxy card. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you to access the Special Meeting and vote and submit questions during the Special Meeting.

Meeting Registration Process for Beneficial Owners

If your shares are held in street name, you can register for the Special Meeting at www.proxydocs.com/BIOR by following the instructions on the website. You must register by 2:00 p.m. Pacific Time on October 8, 2024. You will need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process. In addition, it is important that you also follow the instructions you receive from your broker, bank or other nominee about participating in the Special Meeting, which may include a requirement to obtain a “legal proxy” from them and submit a copy during the advance registration process for the meeting. As the process for requesting a “legal proxy” can take up to several days, we recommend starting this process at least five days before the deadline to register for the Special Meeting.

What Am I Voting on?

The proposals to be voted on at the Special Meeting are as follows:

(1)	Approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a reverse stock split ratio ranging from to , inclusive (“Proposal 1”);

(2)

Approval of an amendment to our Certificate of Incorporation to effect a reduction in the total number of authorized shares of our common stock as illustrated in the table under the caption “Relationship Between the Reverse Stock Split Ratio and the Authorized Shares Reduction” (which is conditioned on approval and implementation of Proposal 1) (“Proposal 2”); and

(3)	Approval of an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies (“Proposal 3”).

How Does the Board Recommend That I Vote?

The Board recommends that you vote your shares “FOR” Proposals 1, 2 and 3.

What If Another Matter Is Properly Brought before the Special Meeting?

As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.

How Many Votes Do I Have?

Each share of common stock is entitled to one vote on each proposal to be voted on at the Special Meeting.

What Does It Mean If I Receive More Than One Set of Proxy Materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares are voted.

How Do I Vote?

Even if you plan to attend the Special Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Special Meeting.

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may vote your shares online during the virtual Special Meeting (see “How Can I Participate in the Virtual Special Meeting?” above) or by proxy in advance of the Special Meeting by Internet (at www.proxypush.com/BIOR), by completing and mailing a proxy card or by telephone (at 866-230-8395).

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you may vote your shares online during the virtual Special Meeting (see “How Can I Participate in the Virtual Special Meeting?” above) or you may direct your broker, fiduciary or custodian how to vote in advance of the Special Meeting by following the instructions they provide.

What Happens If I Do Not Vote?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder and do not vote in one of the ways described above, your shares will not be voted at the Special Meeting and will not be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your shares on all proposals to ensure that your vote is counted.

What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?

Registered Stockholder: Shares Registered in Your Name

The shares represented by each signed and returned proxy will be voted at the Special Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals.

Can I Change My Vote after I Submit My Proxy?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Special Meeting in any one of the following ways:

(1)	You may complete and submit a new proxy card, but it must bear a later date than the original proxy card;

(2)	You may submit new proxy instructions via telephone or the Internet;

(3)	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at the address set forth on the first page of this Proxy Statement; or

(4)	You may vote by attending the Special Meeting virtually. However, your virtual attendance at the Special Meeting will not, by itself, revoke your proxy.

Your last submitted vote is the one that will be counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary or custodian with respect to changing your vote.

What Is the Quorum Requirement?

The holders of one-third of the voting power of the stock outstanding and entitled to vote at the Special Meeting, including at least one-third of the outstanding shares of common stock, must be present at the Special Meeting, either virtually or represented by proxy, to constitute a quorum. A quorum is required to transact business at the Special Meeting.

Your shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary or custodian) or if you attend the Special Meeting virtually and vote. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the Board (in accordance with the authority granted pursuant to Proposal 3), meeting chair or the holders of a majority of the voting power of the stock virtually present at the Special Meeting, either personally or by proxy, may adjourn the Special Meeting to another time or date.

How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?

Votes will be counted by Mediant Communications, Inc., a BetaNxt company, and the Company’s SVP, General Counsel and Secretary will serve as the Inspector of Elections appointed for the Special Meeting.

Proposal 1: Approval of a Reverse Stock Split

The affirmative vote of a majority of votes cast on the matter is required for the approval of Proposal 1. Abstentions and broker non-votes, if any, will not be counted as votes cast on the matter and will have no effect on the outcome of the matter.

Proposal 2: Approval of a Reduction in the Number of Authorized Shares of Common Stock

The affirmative vote of a majority of votes cast on the matter is required for the approval of Proposal 2. Abstentions and broker non-votes, if any, will not be counted as votes cast on the matter and will have no effect on the outcome of the matter.

Proposal 3: Approval of an Adjournment of the Special Meeting

The affirmative vote of a majority of the shares of common stock present or represented at the Special Meeting and entitled to vote on the matter is required for the approval of Proposal 3. Abstentions will have the same effect as a vote “AGAINST” the matter. Broker non-votes, if any, will have no effect on the outcome of the matter.

Who Is Paying for This Proxy Solicitation?

We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”

In addition, our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services.

How Can I Find out the Voting Results?

We expect to announce preliminary voting results at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Special Meeting.

PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

Background

We are asking our stockholders to approve two amendments to our Eighth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), which the Board has approved and declared advisable, to effect:

•	a reverse stock split (the “Reverse Stock Split”) of all issued and outstanding shares of our common stock, at a ratio ranging from to , inclusive (“Proposal 1”); and

•

a reduction in the total number of authorized shares of our common stock (the “Authorized Shares Reduction”) as illustrated in the table under the caption “Relationship Between the Reverse Stock Split Ratio and the Authorized Shares Reduction” (which is conditioned on approval and implementation of Proposal 1) (“Proposal 2”).

The primary purpose of the Reverse Stock Split is to raise the per share trading price of our common stock by reducing the number of outstanding shares in order to maintain our listing on Nasdaq. On May 13, 2024, the Company received written notice (the “Notification Letter”) from Nasdaq notifying the Company that it was not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”). The Notification Letter stated that the Company had 180 calendar days to regain compliance, and in order to do so, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days at any time prior to the expiration of the 180 calendar day period. Separately, on December 11, 2023, the Company received written notice from Nasdaq notifying the Company that, for the 30 consecutive business days ended December 11, 2023, the Company’s market value of listed securities (“MVLS”) closed below the $50 million MVLS threshold for continued listing on Nasdaq under Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Rule”). As provided in the Nasdaq rules, the Company was granted 180 calendar days, or until June 10, 2024, to regain compliance with the MVLS Rule. The Company did not regain compliance with the MVLS Rule by June 10, 2024 and, accordingly, on June 11, 2024, Nasdaq notified the Company that its securities were subject to delisting from Nasdaq unless the Company timely requested a hearing before the Nasdaq Hearing Panel (the “Panel”). The Company timely requested and attended a hearing before the Panel, and the Panel granted the Company an extension until November 7, 2024 to satisfy the Bid Price Rule and the MVLS Rule. If the Company has not regained compliance with both such rules by November 7, 2024, the Company will likely be subject to delisting.

The Authorized Shares Reduction is designed to avoid what some stockholders might view as an unreasonably high number of authorized, but unissued and unreserved, shares following a Reverse Stock Split; as such, the implementation of the Authorized Shares Reduction is expressly conditioned upon the implementation of the Reverse Stock Split. If stockholders approve both Proposals 1 and 2 and the Board determines to implement the Reverse Stock Split, the Board will also implement the Authorized Shares Reduction. However, if stockholders approve Proposal 1 but not Proposal 2, the Board may still determine to implement the Reverse Stock Split without the Authorized Shares Reduction.

Effectiveness of Amendments

The effectiveness of these amendments or the abandonment thereof, notwithstanding stockholder approval, will be determined by the Board, at its sole option, following the Special Meeting. The text of the proposed form of Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Amendment”) is attached hereto as Appendix A. If approved by stockholders and implemented by the Board, the Reverse Stock Split and the Authorized Shares Reduction will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment (the “Effective Date”). We will publicly announce the Reverse Stock Split ratio chosen by the Board prior to the Effective Date.

No Dissenter’s or Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenter’s or appraisal rights with respect to Proposals 1 or 2, or the corresponding amendments to our Certificate of Incorporation.

Interest of Certain Persons in Matter to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in Proposals 1 or 2 that is not shared by all other stockholders.

PROPOSAL 1: APPROVAL OF A REVERSE STOCK SPLIT

Our stockholders are being asked to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a reverse stock split ratio ranging from       to      , inclusive.

Reasons for a Reverse Stock Split

To maintain our listing on Nasdaq. As discussed above, the primary purpose of the Reverse Stock Split is to raise the per share trading price of the Company’s common stock in order to maintain its listing on Nasdaq. Delisting from Nasdaq may adversely affect the Company’s ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade in the Company’s securities and may negatively affect the value and liquidity of the Company’s common stock. Delisting may also have other negative impacts, including potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities.

To potentially improve the marketability and liquidity of our common stock. The Board believes that an increased stock price may also improve the marketability and liquidity of our common stock. For example, many brokerages, institutional investors and funds have internal policies that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers by restricting or limiting the ability to purchase such stocks on margin. Additionally, investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

To decrease the risk of market manipulation of our common stock. The Board believes that the potential increase in stock price may reduce the risk of market manipulation of our common stock, which we believe is enhanced when our stock trades below $1.00 per share. By reducing market manipulation risk, we may also thereby potentially decrease the volatility of our stock price.

To provide us with flexibility with respect to our authorized common stock. A Reverse Stock Split, notwithstanding the potential implementation of an Authorized Shares Reduction, is expected to increase the number of authorized, but unissued and unreserved, shares of our common stock. These additional shares would provide flexibility to the Company for raising capital; repurchasing debt; providing equity incentives to employees, officers, directors, consultants and advisors (including pursuant to our equity compensation plans); expanding our business through the acquisition of other businesses and for other purposes. However, at present, we do not have any specific plans, arrangements, understandings or commitments for the additional shares that would become available.

Accordingly, for these and other reasons, the Board believes that a Reverse Stock Split is in the best interests of the Company and our stockholders.

Criteria to be Used for Determining Whether to Implement a Reverse Stock Split

Proposal 1 gives the Board discretion to select a Reverse Stock Split ratio from within a range between and including       and       based on the Board’s then-current assessment of the factors below, and in order to maximize Company and stockholder interests. In determining whether to implement the Reverse Stock Split, and which ratio to implement, if any, the Board may consider, among other factors:

•	the historical trading price and trading volume of our common stock;

•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market in the short- and long-term;

•	the continued listing requirements for our common stock on Nasdaq or other applicable exchanges;

•	the number of shares of common stock outstanding;

•	which Reverse Stock Split ratio would result in the least administrative cost to us; and

•	prevailing industry, market and economic conditions.

Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split

We cannot assure stockholders that the proposed Reverse Stock Split will sufficiently increase our stock price to regain compliance with Nasdaq’s Bid Price Rule or be completed before Nasdaq commences delisting procedures. The effect of a Reverse Stock Split on our stock price cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied, particularly since some investors may view a reverse stock split negatively. It is possible that our stock price after a Reverse Stock Split will not increase in the same proportion as the reduction in the number of shares outstanding, causing a reduction in the Company’s overall market capitalization. Further, even if we implement a Reverse Stock Split, our stock price may decline due to various factors, including our future performance and general industry, market and economic conditions. This percentage decline, as an absolute number and as a percentage of our overall market capitalization, may be greater than would occur in the absence of a Reverse Stock Split. In addition, even if we are able to regain compliance with Nasdaq’s Bid Price Rule, we cannot assure stockholders that we will be able to regain compliance with Nasdaq’s MVLS Rule. If we continue to fail to meet any of Nasdaq’s listing requirements, Nasdaq may suspend trading and commence delisting proceedings.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by the reduced number of shares outstanding after the Reverse Stock Split, which would be exacerbated if the stock price does not increase following the split. In addition, a Reverse Stock Split would increase the number of stockholders owning “odd lots” of fewer than 100 shares, trading in which generally results in higher transaction costs. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity as described above.

The implementation of a Reverse Stock Split, even with an Authorized Shares Reduction, would result in an effective increase in the authorized number of shares of common stock available for issuance, which could, under certain circumstances, have anti-takeover implications. The additional shares of common stock available for issuance could be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or in our management. Although the Reverse Stock Split has been prompted by business and financial considerations, and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of the Reverse Stock Split could facilitate future efforts by us to deter or prevent changes in control, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices.

Stockholders should also keep in mind that the implementation of a Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership interest (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after a Reverse Stock Split, then the actual or intrinsic value of shares held by stockholders will also proportionately decrease as a result of the overall decline in value.

Effects of a Reverse Stock Split

As of the Effective Date:

•

each       to      shares of common stock outstanding (depending on the Reverse Stock Split ratio selected by the Board) will be combined, automatically and without any action on the part of the Company or its stockholders, into one new share of common stock;

•	no fractional shares of common stock will be issued; instead, stockholders who would otherwise receive a fractional share will receive cash in lieu of the fractional share (as detailed below);

•

proportionate adjustments will be made to the number of shares issuable upon the exercise or vesting of all then-outstanding stock options, warrants and restricted stock units, which will result in a proportional decrease in the number of shares of common stock reserved for issuance upon exercise or vesting of such stock options, warrants and restricted stock units, and, in the case of stock options, a proportional increase in the exercise price of all such stock options;

•	the number of shares of common stock then reserved for issuance under our equity compensation plans will be reduced proportionately;

•

the number of shares of common stock then reserved for issuance pursuant to the Company’s 7.25% Convertible Senior Notes due 2025 and 11.00% / 13.00% Convertible Senior Secured Notes due 2028 (together, the “Convertible Notes”) will be reduced proportionately, and, the conversion price of our Convertible Notes will be increased proportionately; and

•

if the Authorized Shares Reduction is also approved, the total number of authorized shares of common stock will be reduced from 300 million to a range between      million and      million, as shown in the table below (otherwise, the total number of authorized shares of common stock will remain at 300 million).

The following tables summarize, for illustrative purposes only, the anticipated effects of a Reverse Stock Split on our shares available for issuance based on information as of       (unless otherwise noted below) and without giving effect to the treatment of fractional shares.

Assuming Both Proposals 1 and 2 Are Approved by Stockholders and Implemented by the Board

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved	Hypothetical Initial Market Value of Shares of Common Stock Authorized but Unissued and Unreserved*
Pre-Reverse Stock Split	300,000,000
Post-Reverse Stock Split :1
Post-Reverse Stock Split :1
Post-Reverse Stock Split :1
Post-Reverse Stock Split :1
Post-Reverse Stock Split :1

*	Based on a hypothetical post-split stock price calculated by multiplying the stock price on ($ ) by the split ratio.

Assuming Proposal 1 (but not Proposal 2) Is Approved by Stockholders and Implemented by the Board

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved	Hypothetical Initial Market Value of Shares of Common Stock Authorized but Unissued and Unreserved*
Pre-Reverse Stock Split	300,000,000
Post-Reverse Stock Split :1
Post-Reverse Stock Split :1
Post-Reverse Stock Split :1
Post-Reverse Stock Split :1
Post-Reverse Stock Split :1

*	Based on a hypothetical post-split stock price calculated by multiplying the stock price on ($ ) by the split ratio.

A Reverse Stock Split would affect all stockholders uniformly. As of the Effective Date, each stockholder would own a reduced number of shares of common stock. Percentage ownership interests, voting rights and other rights and preferences would not be affected, except to the extent that the Reverse Stock Split would result in fractional shares (as described below).

A Reverse Stock Split would not affect the registration of our common stock under Section 12(b) of the Exchange Act, and we would continue to be subject to the periodic reporting and other requirements of the Exchange Act. Barring delisting by Nasdaq, our common stock would continue to be listed on Nasdaq under the symbol “BIOR,” but would have a new Committee on Uniform Securities Identification Procedures (CUSIP) number after the Effective Date.

Cash Payment In Lieu of Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. In lieu of any fractional shares to which a stockholder of record would otherwise be entitled, the Company will pay cash (without interest and subject to withholding taxes, as applicable) equal to such fraction multiplied by the closing price of the common stock on Nasdaq on the first business day immediately preceding the Effective Date (as adjusted in good faith by the Company to account for the reverse stock split ratio). After the Effective Date, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest, except to receive such cash payment.

Additionally, under the escheat laws of the various jurisdictions where stockholders may reside, where the Company is domiciled or where the cash payment may be deposited, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for such jurisdiction, unless correspondence has been received by us or the transfer agent concerning ownership of such funds within the specified time period. Thereafter, stockholders otherwise entitled to receive such payments would need to seek them directly from the state to which they were paid.

As of September 10, 2024, there were       common stockholders of record. After the Effective Date, stockholders owning less than a whole share will no longer be stockholders. We do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Procedure for Effecting a Reverse Stock Split

Beneficial holders of common stock. Stockholders who hold their shares through a bank, broker or other nominee will be treated in the same manner as registered stockholders who hold their shares in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Split for beneficial owners of such shares. However, banks, brokers or other nominees may implement different procedures than those to be followed by registered stockholders for processing the Reverse Stock Split, particularly with respect to the treatment of fractional shares. Stockholders whose shares of common stock are held in the name of a bank, broker or other nominee are encouraged to contact their bank, broker or other nominee with any questions regarding the procedures for implementing the Reverse Stock Split with respect to their shares.

Registered holders of common stock. Registered stockholders hold shares electronically in book-entry form under the direct registration system (i.e., do not have stock certificates evidencing their share ownership but instead have a statement reflecting the number of shares registered in their accounts) and, as a result, do not need to take any action to receive post-split shares. If they are entitled to receive post-split shares, they will automatically receive, at their address of record, a transaction statement indicating the number of post-split shares held following the Effective Date.

Material U.S. Federal Income Tax Consequences

The following is a summary of material U.S. federal income tax consequences of a Reverse Stock Split to stockholders. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date of this filing, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the tax consequences described below.

We have not sought and will not seek an opinion of counsel or ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary is limited to stockholders that are U.S. holders, as defined below, and that hold our common stock as a capital asset (generally, property held for investment).

This summary is for general information only and does not address all U.S. federal income tax considerations that may be applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, such as, for example, brokers and dealers in securities, currencies or commodities, banks and financial institutions, regulated investment companies, real estate investment trusts, expatriates, tax-exempt entities, governmental organizations, traders in securities that elect to use a mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the U.S., insurance companies, persons holding shares of our common stock as part of a hedging, integrated or conversion transaction or a straddle or persons deemed to sell shares of our common stock under the constructive sale provisions of the Code, persons that hold more than 5% of our common stock, persons that hold our common stock in an individual retirement account, 401(k) plan or similar tax-favored account, or partnerships or other pass-through entities for U.S. federal income tax purposes and investors in such entities. This summary does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift tax consequences), the Medicare tax on net investment income, the alternative minimum tax or any U.S. state, local or foreign tax consequences. This summary also does not address any U.S. federal income tax considerations relating to any other transaction other than the Reverse Stock Split.

For purposes of this summary, a “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) it is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity (or arrangement) classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If a holder of our common stock is a partner of a partnership holding shares of our common stock, such holder should consult his or her own tax advisor.

This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. Stockholders are urged to consult their own tax advisor with respect to the application of U.S. federal income tax laws to their particular situation as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a recapitalization, except as described below with respect to cash received in lieu of a fractional share, a U.S. holder will not recognize any gain or loss for U.S. federal income tax purposes upon the Reverse Stock Split. In the aggregate, a U.S. holder’s tax basis in the common stock received pursuant to the Reverse Stock Split (excluding the portion of the tax basis that is allocable to any fractional share) will equal the U.S. holder’s tax basis in its common stock surrendered in the Reverse Stock Split in exchange therefor, and the holding period of the U.S. holder’s common stock received pursuant to the Reverse Stock Split will include the holding period of the common stock surrendered in the Reverse Stock Split in exchange therefor.

In general, a U.S. holder who receives a cash payment in lieu of a fractional share will recognize capital gain or loss equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the U.S. holder’s tax basis of the common stock surrendered in the Reverse Stock Split that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in its common stock surrendered in the Reverse Stock Split is more than one year as of the date of the Reverse Stock Split. The deductibility of net capital losses by individuals and corporations is subject to limitations. Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.

U.S. holders that have acquired different blocks of our common stock at different times or at different prices are urged to consult their own tax advisors regarding the allocation of their aggregated adjusted basis among, and the holding period of, our common stock.

Information returns generally will be required to be filed with the IRS with respect to the payment of cash in lieu of a fractional share made pursuant to the Reverse Stock Split unless such U.S. holder is an exempt recipient and timely and properly establishes with the applicable withholding agent the exemption. In addition, payments of cash in lieu of a fractional share made pursuant to the Reverse Stock Split may, under certain circumstances, be subject to backup withholding, unless a U.S. holder timely provides to the applicable withholding agent proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not additional tax and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided that the U.S. holder timely furnishes the required information to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Accounting Consequences

The par value per share of our common stock will remain unchanged at $0.001 per share following a Reverse Stock Split. As a result, as of the Effective Date, the stated capital on the Company’s balance sheets attributable to common stock will be reduced proportionally based on the Reverse Stock Split ratio, and the additional paid-in capital will be credited with the amount by which the capital is reduced. The net income or loss per share of common stock will be increased as a result of the fewer shares of common stock outstanding. The Reverse Stock Split will be reflected retroactively in our consolidated financial statements.

Board Recommendation

The Board recommends a vote “FOR” the approval of the Reverse Stock Split.

PROPOSAL 2: APPROVAL OF A REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

In connection with the Reverse Stock Split, our stockholders also are being asked to approve an amendment to our Certificate of Incorporation to effect a reduction in the total number of authorized shares of our common stock as illustrated in the table under the caption “Relationship Between the Reverse Stock Split Ratio and the Authorized Shares Reduction.” The implementation of the Authorized Shares Reduction is contingent upon the implementation of the Reverse Stock Split.

Reasons for an Authorized Shares Reduction; Certain Risks

The implementation of a Reverse Stock Split does not require a reduction in the number of authorized shares. As described above, in the event a Reverse Stock Split is implemented, the Board desires to ensure that it strikes an appropriate balance in the post-split number of authorized but unissued and unreserved shares. In determining the appropriate reduction in authorized shares described below, the Board sought to balance relevant proxy advisory firm guidelines with the need to maintain sufficient flexibility with respect to our authorized common stock (as described in more detail above).

The Authorized Shares Reduction is not directly proportionate to the Reverse Stock Split ratio, which means, in the event a Reverse Stock Split is implemented, there would be an effective increase in the number of authorized shares of common stock available for issuance. However, this increase will be smaller than the effect a Reverse Stock Split would have had without an Authorized Share Reduction.

As described in Proposal 1, a Reverse Stock Split and the resulting effective increase in the number of authorized shares available for issuance could, under certain circumstances, have anti-takeover implications. Stockholders should be aware that if Proposal 1 is approved and Proposal 2 is not approved the authorized shares of common stock would remain unchanged at 300 million shares, and as such, the anti-takeover implications associated with any Reverse Stock Split may be enhanced.

Effects of an Authorized Shares Reduction

If Proposals 1 and 2 are approved and implemented, the Authorized Shares Reduction will become effective simultaneously with the Reverse Stock Split on the Effective Date. As of the Effective Date, the number of authorized shares of common stock will automatically be reduced from 300 million to a range between     million and     million, as detailed below. For more information, see the caption “Effects of a Reverse Stock Split.”

Relationship Between the Reverse Stock Split Ratio and the Authorized Shares Reduction

Reverse Stock Split Ratio	Number of Shares of Common Stock Authorized
Pre-Reverse Stock Split	300,000,000
Post-Reverse Stock Split :1
Post-Reverse Stock Split :1
Post-Reverse Stock Split :1
Post-Reverse Stock Split :1
Post-Reverse Stock Split :1

The Authorized Shares Reduction will not have any effect on the rights of existing stockholders or the par value per share of the common stock.

Board Recommendation

The Board recommends a vote “FOR” the approval of the Authorized Shares Reduction.

PROPOSAL 3: APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

General

We may ask stockholders to vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt any of the other proposals. In that event, stockholders will be asked to vote only upon this proposal and not on any other matter. If this proposal is approved, the Board may in its discretion, if necessary or appropriate, adjourn the Special Meeting to use the additional time to solicit additional proxies in favor of any of the other proposals. Even if there are a sufficient number of votes at the time of the Special Meeting to adopt one of the other proposals, the Board may in its discretion seek to, if necessary or appropriate, adjourn the Special Meeting to solicit additional proxies for the proposal for which there are insufficient votes, and the Board may do so without adopting the proposal for which there are sufficient votes at the time of the Special Meeting.

Board Recommendation

The Board recommends a vote “FOR” the approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

CERTAIN INFORMATION ABOUT OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise specified below, the following table presents information regarding beneficial ownership of our common stock as of September 10, 2024 by:

•	each stockholder or group of stockholders known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors;

•	each of our Named Executive Officers; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. To our knowledge and subject to applicable community property rules, and except as otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

The percentage ownership information shown in the column titled “Percentage of Shares Beneficially Owned” in the table below is based on      shares of our common stock outstanding as of the date of this table (plus any shares such person has the right to acquire within 60 days after the date of this table). Unless otherwise indicated, the address of each individual listed in this table is the Company’s address set forth on the first page of this Proxy Statement.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Holders
Entities affiliated with Athyrium Capital Management, LP(1)
Entities affiliated with Davidson Kempner Capital Management(2)
Entities affiliated with Highbridge Tactical(3)
Context Partners Master Fund, L.P.(4)
Named Executive Officers and Directors
Adi Mohanty(5)
Jeffrey D. Alter(6)
Jeffrey A. Ferrell(1)
Jill Howe(7)
Brian L. Kotzin, M.D.(8)
Lynne Powell(9)
Eric d’Esparbes(10)
Clarke Neumann(11)
All current directors and executive officers as a group (8 persons)(12)

*	Represents beneficial ownership of less than one percent.
(1)

Based on certain Company records and a Schedule 13D/A filed on August 14, 2024. Includes shares of common stock, shares of common stock issuable upon the conversion of the 11.00% / 13.00% Convertible Senior Secured Notes due 2028 (the “11.00% / 13.00% Convertible Notes”) and shares of common stock underlying certain warrants held by certain affiliates of Athyrium Capital Management, LP (“Athyrium”), and excludes shares underlying the 11.00% / 13.00% Convertible Notes and certain warrants that are subject to certain limitations on the ability of the holders of such notes or warrants to convert or exercise, as applicable, those notes or warrants if the holders’ beneficial ownership of common stock (together with its affiliates and certain attribution parties) would exceed 49.9% of the outstanding shares of common stock. Consists of shares of common stock, shares of common stock underlying certain exercisable warrants and shares of common stock issuable upon the conversion of the 11.00% / 13.00% Convertible Notes held by Athyrium Opportunities III Acquisition LP (“Acquisition LP”), Athyrium Opportunities III Acquisition 2 LP (“Acquisition 2 LP”), Athyrium Opportunities III Co-Invest 1 LP (“Co-Invest LP”) and Athyrium Opportunities 2020 LP (“2020 LP”). Excludes shares of common stock underlying certain exercisable warrants and shares of common stock issuable upon the conversion of the 11.00% / 13.00% Convertible Notes held by Acquisition LP, Acquisition 2 LP, Co-Invest LP and 2020 LP, the exercise or conversion of which is subject to the beneficial ownership limitation described above. Athyrium Opportunities Associates III GP LLC is the general partner of Athyrium Opportunities Associates III LP, which is the general partner of Acquisition LP, Acquisition 2 LP and 2020 LP. Athyrium Opportunities Associates Co-Invest LLC is the general partner of Co-Invest LP. Jeffrey A. Ferrell, a member of the Company’s board of directors, is President of Athyrium Opportunities Associates Co-Invest LLC and Athyrium Opportunities Associates III GP LLC and the Managing Member of Athyrium Funds GP Holdings LLC, which is the Managing Member of Athyrium Opportunities Associates Co-Invest LLC and Athyrium Opportunities Associates III GP LLC, and in his capacity as such may be deemed to exercise shared voting and investment power over the shares owned by Acquisition LP, Acquisition 2 LP, Co-Invest LP and 2020 LP. Jeffrey A. Ferrell and each of the foregoing entities disclaims beneficial ownership of such shares except to the extent of his or its pecuniary interest therein. The business address for each of the foregoing is c/o Athyrium Capital Management, LP, 505 Fifth Avenue, Floor 18, New York, New York 10017.
(2)

Based on certain Company records and a Schedule 13G filed on August 20, 2024. Consists of (a)     shares of common stock underlying certain exercisable warrants and     shares of common stock issuable upon the conversion of the 11.00% / 13.00% Convertible Notes held by Davidson Kempner Arbitrage, Equities and Relative Value LP and (b)     shares of common stock underlying certain exercisable warrants and     shares of common stock issuable upon the conversion of the 11.00% / 13.00% Convertible Notes held by M.H. Davidson & Co. Conversion of, and receipt of shares of common stock pursuant to the terms of, the 11.00% / 13.00% Convertible Notes and the exercise of the warrants held by affiliates of Davidson Kempner Capital Management LP are subject to a beneficial ownership limitation of 9.9% of the outstanding shares. The business address of such affiliates of Davidson Kempner Capital Management LP (“DKCM”) is 520 Madison Avenue, 30th Floor, New York, New York 10022. DKCM is a Delaware limited partnership and a registered investment adviser with the SEC and is responsible for the voting and investment decisions of the funds covered hereby. DKCM GP LLC, a Delaware limited liability company, is the general partner of DKCM. The partners of DKCM are Anthony A. Yoseloff, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris, Suzanne K. Gibbons, Gregory S. Feldman, Melanie Levine and James Li. Anthony A. Yoseloff, through DKCM, is responsible for the voting and investment decisions relating to the securities reported herein, and each of the foregoing, other than funds covered hereby, disclaims any beneficial ownership of such securities except to the extent of any pecuniary interest therein.

(3)

Based solely on certain Company records. Consists of (a)     shares of common stock underlying certain exercisable warrants and     shares of common stock issuable upon the conversion of the 11.00% / 13.00% Convertible Notes held by certain affiliates of Highbridge Tactical Credit Master Fund, L.P. and (b)    shares of common stock underlying certain exercisable warrants and     shares of common stock issuable upon the conversion of the 11.00% / 13.00% Convertible Notes held by certain affiliates of Highbridge Tactical Credit Institutional Fund, Ltd. (together with Highbridge Tactical Credit Master Fund, L.P., “Highbridge Tactical”). Conversion of, and receipt of shares of common stock pursuant to the terms of, the 11.00% / 13.00% Convertible Notes and the exercise of the warrants held by Highbridge Tactical are subject to a beneficial ownership limitation of 9.9% of the outstanding shares. The business address of such affiliates of Highbridge Tactical is 277 Park Ave, 23rd Floor, New York, New York, 10172.

(4)	Based on certain Company records and a Schedule 13G filed on March 20, 2024. Consists of shares of common stock underlying certain exercisable warrants and shares of common stock issuable upon the conversion of the 11.00% / 13.00% Convertible Notes. Conversion of, and receipt of shares of common stock pursuant to the terms of, the 11.00% / 13.00% Convertible Notes and the exercise of the warrants held by Context Partners Master Fund, L.P. (“Context Partners”) are subject to a beneficial ownership limitation of 9.9% of the outstanding shares. Context Capital Management, LLC. (“Context Capital”) is the general partner and investment adviser of Context Partners and holds shared voting and dispositive power with respect to the securities held by Context Partners. Michael S. Rosen, William D. Fertig and Charles E. Carnegie are the control persons of Context Capital and hold shared voting and dispositive power with respect to the securities held by Context Partners. Each reporting person disclaims beneficial ownership of the securities except to the extent of such person’s pecuniary interest therein. The business address for each of the foregoing is 7724 Girard Avenue, Suite 300, La Jolla, CA 92037.
(5)	Consists of (a) shares of common stock, and (b) shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(6)	Consists of (a) shares of common stock, and (b) shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(7)	Consists of (a) shares of common stock, and (b) shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(8)	Consists of (a) shares of common stock, and (b) shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(9)	Consists of (a) shares of common stock, and (b) shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(10)	Consists of (a) shares of common stock, and (b) shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(11)	Consists of (a) shares of common stock, and (b) shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(12)	Consists of those shares described in footnotes (1) and (5) through (11) above.

OTHER MATTERS

Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2025 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Pacific Time) on December 25, 2024 and must comply with Rule 14a-8 of the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

As set forth in our Bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2025 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the close of business (6:00 p.m. Pacific Time) on the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered no later than the 10th day after the first public announcement of the date of such annual meeting is made by the Company. Therefore, unless the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the 2024 Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than February 5, 2025 and no later than the close of business (6:00 p.m. Pacific Time) on March 7, 2025. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our Bylaws. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2025 Annual Meeting must provide the notice required under Rule 14a-19 of the Exchange Act to our Corporate Secretary in writing not later than the close of business (6:00 p.m. Pacific Time) on April 7, 2025. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Delivery of Documents to Stockholders Sharing an Address

A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call (833) 727-2841, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.

APPENDIX A: FOURTH CERTIFICATE OF AMENDMENT TO EIGHTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF BIORA THERAPEUTICS, INC.

Biora Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

1.

The current name of the Corporation is Biora Therapeutics, Inc., and the Corporation was originally incorporated pursuant to the General Corporation Law on January 9, 2012 under the name Ascendant MDx, Inc.

2.

The Corporation’s Eighth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 23, 2020 (as amended from time to time, the “Certificate of Incorporation”).

3.	The amendments to the Certificate of Incorporation set forth in this Certificate of Amendment were duly authorized and adopted in accordance with Section 242 of the General Corporation Law.

4.

The amendments to the existing Certificate of Incorporation being effected hereby are to amend and restate in its entirety Section 4.1 of Article IV of the Certificate of Incorporation to read as follows:

“Section 4.1 Capital Stock.(1)

(a) Authorized Stock.(2) The total number of shares which the Corporation shall have authority to issue is      , of which      shall be designated as Common Stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shall be designated as Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

(b) Reverse Stock Split. Effective as of 12:01 a.m. Eastern Time on    (the “Effective Time”), each     shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined and converted into one share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate or book entry position which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (without interest and subject to withholding taxes, as applicable) equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the closing price of Common Stock on the Nasdaq Stock Market on the first business day immediately preceding the Effective Time (as adjusted in good faith by the Corporation to account for the reverse stock split ratio). The Reverse Stock Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent. Each certificate or book entry position that immediately prior to the Effective Time represented shares of Common Stock shall thereafter represent the number of shares of Common Stock into which the shares of Common Stock represented by such certificate or book entry position has been combined, subject to the elimination of fractional interests set forth above.”

5.	This Certificate of Amendment to the Certificate of Incorporation shall be effective as of 12:01 a.m. Eastern Time on .

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its Chief Executive Officer this     day of    .

By:
Aditya P. Mohanty
Chief Executive Officer

(1)

These amendments implement Proposals 1 and 2 and reflect the combination of any whole number of shares of the Company’s common stock between and including       and       into one share of the Company’s common stock and the reduction in the total number of authorized shares of the Company’s common stock (with respect to such Authorized Shares Reduction, see note 2 below). If only Proposal 1 is approved by stockholders and implemented by the Board, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only the language reflected in Section 4.1(b) “Reverse Stock Split” at a ratio determined by the Board to be in the best interests of the Company and its stockholders.

(2)

Assuming Proposals 1 and 2 are both approved by the required stockholder vote and the Board elects to effect a Reverse Stock Split, the number of authorized shares of the Company’s common stock would be reduced (thereby effecting a reduction in the Company’s total authorized capital stock).

A-2

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

P.O. BOX 8016, CARY, NC 27512-9903
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Biora Therapeutics, Inc.

For Stockholders of record as of September 10, 2024

Wednesday, October 9, 2024 at 10:00 AM, Pacific Time

Special Meeting of Stockholders to be held live via the Internet - please visit

www.proxydocs.com/BIOR for more details.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE BY: 10:00AM, Pacific Time on

October 9, 2024, or vote during the meeting

Internet:

www.proxypush.com/BIOR

•  Cast your vote online

•  Have your Proxy Card ready

•  Follow the simple instructions to record your vote

Phone:

1-866-230-8395

•  Use any touch-tone telephone

•  Have your Proxy Card ready

•  Follow the simple recorded instructions

Mail:

•  Mark, sign and date your Proxy Card

•  Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:

To attend and/or participate in the meeting online you must register by 2:00pm PT on October 8, 2024 at www.proxydocs.com/BIOR

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Adi Mohanty, Eric d’Esparbes, and Clarke Neumann (the “Named Proxies”) and each or any of them, as proxies and true and lawful attorneys-in-fact of the undersigned, with full power to act without the others and with full power of substitution, and authorizes them to represent and to vote all the shares of common stock of Biora Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and at any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof.

WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, BUT THE CARD IS SIGNED, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on October 9, 2024. The Proxy Statement is available at www.proxydocs.com/BIOR.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Biora Therapeutics, Inc. Special Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

   FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
		FOR	AGAINST	ABSTAIN
1.	To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a reverse stock split ratio ranging from to , inclusive.	☐	☐	☐	FOR

2.	To approve an amendment to our Certificate of Incorporation to effect a reduction in the total number of authorized shares of our common stock (which is conditioned on approval and implementation of Proposal 1).	☐	☐	☐	FOR

3.

To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

To transact any other matters that may properly come before the Special Meeting or any adjournments or postponements thereof.

		☐	☐	☐	FOR

To attend and/or participate in the meeting online you must register by 2:00pm PT on October 8, 2024 at www.proxydocs.com/BIOR

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations or partnerships should provide full name of corporation or partnership and title of authorized officer signing.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date